SUBSIDIARIES OF THE REGISTRANT


Parent
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IBT Bancorp, Inc.
                                               State or Other
                                                Jurisdiction       Percentage
Subsidiaries                                  of Incorporation      Ownership
------------                                  ----------------      ---------
Irwin Bank & Trust Company                      Pennsylvania          100%

Subsidiaries of Irwin Bank & Trust Company
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T.A. of Irwin, LP                               Pennsylvania           85%